Execution Version

REGISTRATION RIGHTS AGREEMENT
BY AND BETWEEN
ENVIVA PARTNERS, LP
AND
JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

TABLE OF CONTENTS
ARTICLE I DEFINITIONS                                    1

Section 1.01	Definitions 1

Section 1.02	Registrable Securities 3
ARTICLE II REGISTRATION RIGHTS                            3

Section 2.01	Registration; Effectiveness Deadline 3

Section 2.02	Piggyback Rights 4

Section 2.03	Delay Rights 5

Section 2.04	Underwritten Offerings 6

Section 2.05	Sale Procedures 7

Section 2.06	Cooperation by Holders 10

Section 2.07	Restrictions on Public Sale by Holders of Registrable Securities 10

Section 2.08	Expenses 10

Section 2.09	Indemnification 11

Section 2.10	Rule 144 Reporting 13

Section 2.11	Transfer or Assignment of Registration Rights 13

Section 2.12	Limitation on Subsequent Registration Rights 14
ARTICLE III MISCELLANEOUS                                14

Section 3.01	Communications 14

Section 3.02	Successor and Assigns 15

Section 3.03	Assignment of Rights 15

Section 3.04	Recapitalization, Exchanges, Etc. Affecting the Units 15

Section 3.05	Aggregation of Registrable Securities 15

Section 3.06	Specific Performance 15

Section 3.07	Counterparts 16

Section 3.08	Headings 16

Section 3.09	Governing Law 16

Section 3.10	Severability of Provisions 16

Section 3.11	Entire Agreement 16

Section 3.12	Amendment 16

Section 3.13	No Presumption 16

Section 3.14	Obligations Limited to Parties to Agreement 16

Section 3.15	Interpretation 17

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 1, 2019, by and between Enviva Partners, LP, a Delaware limited partnership (the “Partnership”), and John Hancock Life Insurance Company (U.S.A.), a Michigan corporation (the “Investor”). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Contribution Agreement (as defined below).
WHEREAS, on May 8, 2017, Enviva Wilmington Holdings, LLC, a Delaware limited liability company, and the Partnership entered into that certain Contribution Agreement (the “Contribution Agreement”);
WHEREAS, pursuant to the Contribution Agreement, this Agreement is made in connection with the transactions contemplated to occur on the Hamlet Payment Date given that the Hancock Threshold will be met at the Hamlet Payment Time, but was not met at the Closing; and
WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Investor as required by the Contribution Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS
Section 1.01    Definitions. The terms set forth below are used herein as so defined:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Units” means common units representing limited partner interests in the Partnership.
“Contribution Agreement” has the meaning specified therefor in the recitals of this Agreement.
“Effectiveness Period” has the meaning specified therefor in Section 2.01 of this Agreement.
“Fully-Diluted Basis” means, at the date of determination, all issued and outstanding Common Units after giving effect to (a) the conversion of all outstanding equity interests of the Partnership that are convertible into Common Units (excluding incentive distribution rights), (b) the issuance of New Common Units to the Investor pursuant to Section 2.2 of the Contribution Agreement, and (c) any issuance of Common Units to finance, or for any other purpose in connection with, the Transaction.
“General Partner” means Enviva Partners GP, LLC, a Delaware limited liability company.
“Holder” means the record holder of any Registrable Securities.
“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Investor” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Losses” has the meaning specified therefor in Section 2.09(a) of this Agreement.
“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.
“Opt-Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Parity Securities” has the meaning specified therefor in Section 2.02(b) of this Agreement.
“Partnership” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Registrable Securities” means the Common Units issued to the Investor or its Affiliates pursuant to the Contribution Agreement until such time as they cease to be Registrable Securities pursuant to Section 1.02 and includes any type of interest issued to the Holder as a result of Section 3.04.
“Registration Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.
“Registration Statement” has the meaning specified therefor in Section 2.01 of this Agreement.
“Selling Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.
“Selling Holder” means a Holder who is selling Registrable Securities pursuant to the Registration Statement or any other registration statement.
“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.09(a) of this Agreement.
“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is an “overnight” or “bought deal” with one or more investment banks.
Section 1.02    Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earliest of the following to occur: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (c) when such Registrable Security is held by the Partnership or one of its subsidiaries or Affiliates; (d) when such Registrable Security has been transferred in a transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.11 hereof, (e) when such Registrable Security becomes eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144, and (f) on April 1, 2024.
ARTICLE II
REGISTRATION RIGHTS

Section 2.01    Registration; Effectiveness Deadline.
The Partnership shall prepare and file a registration statement under the Securities Act to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 of the Securities Act with respect to all of the Registrable Securities (the “Registration Statement”). The Registration Statement filed pursuant to this Section 2.01 shall be on such appropriate registration form of the Commission as shall be selected by the Partnership so long as it permits the continuous offering of the Registrable Securities pursuant to Rule 415 of the Securities Act or such other rule as is then applicable at the then-prevailing market prices. The Partnership shall use its reasonable best efforts to cause the Registration Statement to become effective by September 27, 2019. Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. The Partnership shall use its reasonable best efforts to cause the Registration Statement (or a subsequent replacement shelf registration statement to the extent that the original shelf registration statement may no longer be used) filed pursuant to this Section 2.01 to remain effective and to be supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Partnership shall provide the Holders with written notice of the effectiveness of the Registration Statement.
Section 2.02    Piggyback Rights.
(a)    Participation. If the Partnership proposes to file (i) a shelf registration statement other than the Registration Statement contemplated by Section 2.01, (ii) a prospectus supplement to an effective shelf registration statement, other than the Registration Statement contemplated by Section 2.01 of this Agreement and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, in each case, for the sale of Common Units in an Underwritten Offering for its own account and/or another Person, then as soon as practicable following the engagement of counsel by the Partnership to prepare the documents to be used in connection with an Underwritten Offering, the Partnership shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering to each Holder (together with its Affiliates) holding Registrable Securities representing (x) at least five percent (5.0%) of the then-outstanding Common Units on a Fully Diluted Basis or (y) no less than all of the Registrable Securities held by the Investor as of the date of this Agreement, and such notice shall offer such Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, if the Partnership has been advised by the Managing Underwriter the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then (A) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, the Partnership shall not be required to offer such opportunity to the Holders or (B) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Any notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof. Each such Holder shall then have two (2) Business Days (or one (1) Business Day in connection with any overnight or bought Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Partnership shall determine for any reason not to undertake or to delay such Underwritten Offering, the Partnership may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Partnership of such withdrawal at or prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Underwritten Offering; provided, however, such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Partnership shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Partnership pursuant to this Section 2.02(a).
(b)    Priority. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering advises the Partnership the total amount of Registrable Securities the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities such Managing Underwriter or Underwriters advises the Partnership can be sold without having such adverse effect, with such number to be allocated (i) first, to the Partnership and (ii) second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other holder of securities of the Partnership having rights of registration that are neither expressly senior nor subordinated to the Registrable Securities (the “Parity Securities”). The pro rata allocations for each Selling Holder who has requested participation in such Underwritten Offering shall be the product of (a) the aggregate number of Registrable Securities proposed to be sold in such

Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities owned on the Hamlet Payment Date by such Selling Holder by (y) the aggregate number of Registrable Securities owned on the Hamlet Payment Date by all Selling Holders plus the aggregate number of Parity Securities owned on the Hamlet Payment Date by all holders of Parity Securities that are participating in the Underwritten Offering.
Section 2.03    Delay Rights.
Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus that is a part of the Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if (i) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership reasonably determines in good faith the Partnership’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement or other registration statement or (ii) the Partnership has experienced some other material non-public event the disclosure of which at such time, in the reasonable good faith judgment of the Partnership, would materially adversely affect the Partnership; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Registration Statement or other registration statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
Section 2.04    Underwritten Offerings.
(a)    General Procedures. In connection with any Underwritten Offering under this Agreement, the Partnership shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement containing such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities, and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such

Selling Holder’s benefit and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an Underwritten Offering, such Selling Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter; provided, however, such withdrawal must be made up to and including the time of pricing of such Underwritten Offering. No such withdrawal or abandonment shall affect the Partnership’s obligation to pay Registration Expenses. The Partnership’s management may but shall not be required to participate in a roadshow or similar marketing effort in connection with any Underwritten Offering.
(b)    No Demand Rights. Notwithstanding any other provision of this Agreement, no Holder shall be entitled to any “demand” rights or similar rights that would require the Partnership to effect an Underwritten Offering solely on behalf of the Holders.
Section 2.05    Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:
(a)    prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;
(b)    if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Registration Statement and the Managing Underwriter at any time shall notify the Partnership in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Partnership shall use its commercially reasonable efforts to include such information in such prospectus supplement;
(c)    furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling

Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;
(d)    if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
(e)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
(f)    immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof, or proceedings related thereto;
(g)    upon request and subject to reasonable confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction

(including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(h)    in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Partnership dated the date of the closing under the underwriting agreement and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering, and a letter of like kind, dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters and Selling Holders may reasonably request;
(i)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(j)    make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, the Partnership need not disclose any non-public information to any such representative unless and until such representative has entered into a reasonable confidentiality agreement with the Partnership;
(k)    cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;
(l)    use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(m)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
(n)    enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and
(o)    if requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.
The Partnership will not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Registration Statement without such Holder’s consent. If the staff of the Commission requires the Partnership to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the Registration Statement and the Partnership shall have no further obligations hereunder with respect to Registrable Securities held by such Holder.
Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.05, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.05 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will, or will request the Managing Underwriter or Underwriters, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
Section 2.06    Cooperation by Holders. The Partnership shall have no obligation to include Registrable Securities in the Registration Statement or in an Underwritten Offering pursuant to Section 2.02(a) of a Holder who has failed to timely furnish such information the Partnership determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
Section 2.07    Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities agrees to enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the 90 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of any Underwritten Offering, provided, however, (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Partnership or the officers, directors or any other Affiliate of the Partnership on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.07 shall not apply to any Registrable Securities included in such Underwritten Offering by such Holder. In addition, this Section 2.07 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering, whether because such Holder delivered an Opt-Out Notice prior to receiving notice of the Underwritten Offering or because such Holder holds Registrable Securities representing (x) less than five percent (5.0%) of the then-outstanding

Common Units on a Fully Diluted Basis and (y) less than all of the Registrable Securities held by the Investor as of the date of this Agreement.
Section 2.08    Expenses.
(a)    Expenses. The Partnership will pay all Registration Expenses, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.09 hereof, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.
(b)    Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01 or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, and all expenses relating to the marketing of the sale of the Registrable Securities (including those relating to conducting a road show). “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes allocable to the sale of the Registrable Securities.
Section 2.09    Indemnification.
(a)    By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, members, managers, employees, representatives and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act or the Exchange Act, and its directors, officers, members, managers, employees, representatives or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or claims, actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling

Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or claims, actions or proceedings, as such expenses are incurred; provided, however, the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with written information furnished by such Selling Holder Indemnified Person specifically for use in the Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.
(b)    By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, the General Partner, and their respective directors, officers, members, managers, employees, representatives and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, members, managers, employees, representatives and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to written information regarding such Selling Holder furnished by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof; provided, however, the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds received by such Selling Holder (net of Selling Expenses) from the sale of the Registrable Securities giving rise to such indemnification.
(c)    Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent that such omission materially prejudices the indemnifying party’s ability to defend such action. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.09 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded there may be reasonable defenses available to the indemnified party different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.
(d)    Contribution. If the indemnification provided for in this Section 2.09 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold such indemnified party harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds received by such Selling Holder (net of Selling Expenses) from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)    Other Indemnification. The provisions of this Section 2.09 shall be in addition to any other rights to indemnification or contribution an indemnified party may have pursuant to law, equity, contract or otherwise.
Section 2.10    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:
(a)    make and keep adequate current public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b)    file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and
(c)    so long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
Section 2.11    Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to the Investor by the Partnership under this Article II may be transferred or assigned by the Investor to one or more transferees or assignees of Registrable Securities; provided, however, (a) unless the transferee or assignee is an Affiliate of, and after such transfer continues to be an Affiliate of, the Investor, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent (i) at least five percent (5.0%) of the then-outstanding Common Units on a Fully-Diluted Basis or (ii) no less than all of the Registrable Securities held by the Investor as of the date of this Agreement, (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of the Investor under this Agreement.
Section 2.12    Limitation on Subsequent Registration Rights. From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any current or future holder of any securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership on a basis other than pari passu with, or expressly subordinate to the rights of, the Holders of Registrable Securities hereunder.
ARTICLE III
MISCELLANEOUS
Section 3.01    Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:
(a)    if to the Investor:
John Hancock Life Insurance Company (U.S.A.)
c/o Verto Management, LLC
200 Portland Street
Boston, MA 02114
Attn: Glenn M. Smith, Chief Executive Officer
email: gsmith@vertomgmt.com
with a copy, which shall not constitute notice, to:

John Hancock Life Insurance Company (U.S.A.)
Power and Infrastructure Team
197 Clarendon Street, C-2
Boston, MA 02116
Attn: Matthew L. Fedors, Director
email: mfedors@jhancock.com
with an email copy to: powerteam@jhancock.com
(b)    if to a transferee of the Investor, to such Holder at the address provided pursuant to Section 2.11 above; and
(c)    if to the Partnership:
Enviva Partners, LP
c/o Enviva Partners GP, LLC (as sole General Partner)
7200 Wisconsin Avenue, Suite 1000
Bethesda, MD 20814
Attention: Executive Vice President, Corporate Development and General Counsel
Facsimile: (240) 482-3774
Email: William.Schmidt@envivabiomass.com

with a copy to:

Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, NY 10103
Attention: Caroline Blitzer Phillips
Facsimile: (917) 849-5317
Email: cphillips@velaw.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile; and when actually received, if sent by courier service or any other means.
Section 3.02    Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 3.03    Assignment of Rights. All or any portion of the rights and obligations of the Investor under this Agreement may be transferred or assigned by the Investor only in accordance with Section 2.11 hereof.
Section 3.04    Recapitalization, Exchanges, Etc. Affecting the Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the

Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.
Section 3.05    Aggregation of Registrable Securities . All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.
Section 3.06    Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.
Section 3.07    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 3.08    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.09    Governing Law. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.
Section 3.10    Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.11    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
Section 3.12    Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13    No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
Section 3.14    Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Investor (and its permitted transferees and assignees) and the Partnership shall have any obligation hereunder and that, notwithstanding that the Investor may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Investor under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of the Investor hereunder.
Section 3.15    Interpretation. Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.”
[Signature pages to follow]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.
ENVIVA PARTNERS, LP
By: ENVIVA PARTNERS GP, LLC,
as its sole general partner

By:     /s/ SHAI EVEN
Name: Shai Even
Title: Executive Vice President and Chief
     Financial Officer

Signature Page to Registration Rights Agreement

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By:    /s/ MATTHEW L. FEDORS
Name: Matthew L. Fedors
Title: Director

Signature Page to Registration Rights Agreement